SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 21, 2018

                     BRIDGELINE DIGITAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33567	52-2263942
(State or other	(Commission	(IRS Employer
jurisdiction of	File Number)	Identification No.)
incorporation)

80 Blanchard Road

Burlington, MA 01803

(Address of principal executive offices, including zip code)

           (781) 376-5555

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Exchange Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01.       Entry into a Material Definitive Agreement

On September 21, 2018, Bridgeline Digital, Inc. (the “Company”) signed an amendment (the “Ninth Amendment”) to modify a certain Loan and Security Agreement (the “Agreement”) with Heritage Bank of Commerce (the “Bank”). Included in the Ninth Amendment are modifications to Sections 6.9(b) and (c) of the Loan and Security Agreement. The modification to Section 6.9(b) addresses the Performance to Plan – Adjusted EBITDA metrics for the fiscal quarters ended June 30, 2018, September 30, 2018 and December 31, 2018. The modification to Section 6.9(c) addresses the minimum unrestricted cash requirements for the Company’s accounts at the Bank upon repayment of Subordinated Debt incurred by the Company pursuant to certain Term Notes issued by the Company on September 7, 2018 in the principal amount of $941,176.

Item 9.01        Financial Statements and Exhibits.

 Explanatory Note Regarding Exhibits

Investors should not rely on or assume the accuracy of representations and warranties in negotiated agreements that have been publicly filed because such representations and warranties may be subject to exceptions and qualifications contained in separate disclosure schedules, because such representations may represent the parties’ risk allocation in the particular transaction, because such representations may be qualified by materiality standards that differ from what may be viewed as material for securities laws purposes or because such representations may no longer continue to be true a of any given date.

(d) Exhibits.

Exhibit No.	Exhibit Description

10.1	Ninth Amendment to the Loan and Security Agreement between Bridgeline Digital, Inc. and Heritage Bank of Commerce, dated September 21, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRIDGELINE DIGITAL, INC.
(Registrant)

By:	/s/ Michael Prinn
Michael Prinn
Executive Vice President and
Chief Financial Officer

Date:  September 24, 2018

EXHIBIT INDEX

Exhibit No.	Exhibit Description

10.1	Ninth Amendment to the Loan and Security Agreement between Bridgeline Digital, Inc. and Heritage Bank of Commerce, dated September 21, 2018